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                         REAL ESTATE PURCHASE CONTRACT
                         -----------------------------
                          - DiVall Income Properties 3

     This Contract (the "Agreement") is made effective as of the Acceptance Date (as defined below), by and between DIVALL INCOME PROPERTIES 3 LIMITED PARTNERSHIP, a limited partnership formed under the laws of the State of Wisconsin (the "Partnership" or the "Seller"), and the Milwaukee Street Partners, LLC., or its assigns (the "Buyer").

PREAMBLE

     The Seller represents that the Partnership is a publicly traded limited partnership formed under the laws of the State of Wisconsin. The sole general partner of the Partnership is The Provo Group, Inc., an Illinois corporation ("Provo"). The Partnership is the landlord of five (5) Net Leases relating to buildings used primarily for convenience restaurants located in three states. In connection with the dissolution of the Partnership, the Partnership has accepted the Buyer's offer to purchase by delivery of a copy of this Agreement executed by the Seller to Chicago Title and Trust Company (the "Escrow Agent"), 1100 Main Street, Suite 500, Kansas City, Missouri 64105.

     NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings, and additional capitalized terms defined elsewhere in this Agreement shall have such meaning:

     1.1 "Estoppel Certificate" shall mean an estoppel certificate in the form of Exhibit 1.1 from the tenant of each Property.

     1.2   "Ground Lease" shall mean that certain Ground Lease listed in Exhibit
1.2 between the owner of the real property described therein and the Partnership as the tenant, as such Ground Lease may have been or may hereafter be amended or modified.

     1.3 "Ground Leasehold Assignment" shall mean a Ground Leasehold Assignment and Assumption Agreement in the form of Exhibit 1.3 pursuant to which the Buyer agrees to assume all of the obligations of the tenant under the Ground Lease, and the Partnership assigns all right, title and interest under the Ground Lease to the Buyer.

     1.4 "Improvement" shall mean any and all buildings, structures or other improvements located on each Land Parcel, including without limitation the building occupied by the Tenant pursuant to the Lease with respect to such Land Parcel.
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     1.5   "Individual Property Purchase Price" shall mean the cash
consideration offered by the Buyer with respect to an individual Property. The Individual Property Purchase Price for each Property shall be set forth in
Section 1.5 of Schedule 1.

     1.6 "Land" shall mean the real property upon which the Improvements are located, as more particularly described in Exhibit 1.6. Each individual parcel of land upon which Improvements are located may be referred to as a "Land Parcel".

     1.7 "Lease" shall mean each of those certain Absolutely Net Leases, between the Partnership as landlord and Tenant with respect to a Land Parcel and the related Improvements, as more particularly described in Exhibit 1.7, as such Leases may have been or may hereafter be amended or modified. More than one Lease may be referred to as the "Leases".

     1.8 "Leasehold Assignment" shall mean a Leasehold Assignment and Assumption Agreement in the form of Exhibit 1.8 pursuant to which the Partnership assigns the Lessor's Leasehold Interest in the Properties to the Buyer and the Buyer agrees to assume all rights, liabilities and obligations thereunder.

     1.9 "Lessee's Ground Leasehold Interest" shall mean all of the Partnership's rights, duties, liabilities and obligations pursuant to the Ground Lease. Included in the foregoing is any right of the Partnership to return of a deposit or escrow paid to the Ground Lessor or with respect to the subject Property.

     1.10 "Lessor's Leasehold Interest" shall mean all of the Partnership's rights, duties, liabilities and obligations under each Lease. Such rights and obligations shall include, without limitation, any obligation to refund to the Tenant any deposits or pay any amounts held in escrow with respect to the Property pursuant to a Lease.

     1.11 "Tenant" shall mean the lessee with respect to each of the Leases set forth in Exhibit 1.7.

     1.12 "Total Purchase Price" shall mean the cash consideration the Buyer is willing to pay in order to acquire each and every Property (i.e. the sum of the Individual Property Purchase Prices). The Total Purchase Price shall be set forth in Section 1.5 of Schedule 1.

     1.13 "Property" shall mean (i) the fee interest in the Land Parcel, or as the case may be, Lessee's Ground Leasehold Interest in the respective Ground Lease, and (ii) Lessor's Leasehold Interest, with respect to each location. More than one Property may hereinafter be referred to as the "Properties".

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2.   PURCHASE.
     --------

     2.1 Offer to Purchase. Subject to the terms and provisions of this Agreement, Buyer offers to purchase from Seller, all of Seller's right, title and interest in and to all of the Properties for the Total Purchase Price.

     2.2 Acceptance. Upon Seller's acceptance of this Agreement by execution of this Agreement where indicated and delivery of an executed original to the Escrow Agent and a copy thereof to the Buyer, Seller agrees to sell to Buyer all of Seller's right, title and interest in and to the Properties for the Total Purchase Price, subject to the terms and provisions of this Agreement, and subject only to the satisfaction of the financing contingency, as described below, Buyer shall be obligated to Close on or before the Closing Date. The Seller shall date this Agreement with the date of execution by Seller and delivery to the Escrow Agent, which date shall be the "Acceptance Date".

           2.2.1  The Buyer shall have sixty (60) days following the later of
(i) the Acceptance Date or (ii) the date on which the last right of first refusal in favor of a Tenant expires or is waived by the Tenant in writing (the "Initial Financing Contingency Period"), in which to secure financing for the purchase of the Properties upon reasonable terms and conditions. For purposes of this Agreement financing of 70% of the Total Purchase Price for 3 or more years at an interest rate of 9% or less shall be deemed to be reasonable terms and conditions. Buyer shall diligently and in good faith pursue such financing beginning not later than the Acceptance Date through the expiration of the Initial Financing Contingency Period and, if applicable, the Extended Financing Contingency Period. If during the Initial Financing Contingency Period the Buyer is unable to secure an enforceable commitment for financing upon reasonable terms and conditions, provided the Buyer has otherwise discharged Buyer's obligations under this Agreement, at Buyer's option Buyer may (iii) terminate this Agreement in which case the Deposit shall be promptly returned to Buyer and neither party shall have any continuing obligation to the other under this Agreement, or (iv) extend the financing contingency period for an additional thirty days (the "Extended Financing Contingency Period"), but in no event later than December 1, 1999. If Buyer shall elect the Extended Financing Contingency Period, as a condition of such extension, Buyer shall deposit an additional One Hundred Thousand Dollars ($100,000) with the Escrow Agent (the "Extended Financing Deposit") by wire transfer or delivery of a cashier's check prior to the expiration of the Initial Financing Contingency Period. If during the Extended Financing Contingency Period the Buyer is unable to secure an enforceable commitment for financing upon reasonable terms and conditions, at Buyer's option, Buyer may waive such financing contingency or terminate this Agreement in which case the Deposit shall be promptly returned to Buyer and neither party shall have any continuing obligation under this Agreement.

     2.3 Withdrawal of Properties. As provided in Section 10, the Seller has the right not to close on one or more Properties. If, in accordance with the terms of this Agreement, the Seller exercises such right to withdraw a Property from the Closing, the Buyer agrees to buy and the

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Seller agrees to sell at the Closing all remaining Properties, provided only that the Total Purchase Price shall be reduced by the Individual Property Purchase Price applicable to the Properties withdrawn from the Closing.

3. PAYMENT OF PURCHASE PRICE. The Total Purchase Price shall be paid to the Partnership as follows:

     3.1 Initial Deposit. Contemporaneously with the Buyer's delivery of this Agreement to the Escrow Agent, Buyer shall deliver One Hundred Thousand Dollars ($100,000) (the "Initial Deposit") to the Escrow Agent. The Initial Deposit shall either be in the form of a cashier's check drawn on a U. S. Bank, made payable to "Chicago Title Insurance Company, as escrow agent for DiVall Income Properties 3 Limited Partnership", or by wire transfer of immediately available funds to the Escrow Agent for the same account. Upon acceptance of this Agreement by the Partnership, the Deposit shall become refundable only in the event (i) the Buyer is unable to obtain financing for the Total Purchase Price within the Initial Financing Contingency Period and the Extended Financing Contingency Period (if applicable) and Buyer elects to terminate this Agreement as provided in Section 2.2.1, or (ii) the Partnership defaults in its obligations under this Agreement, and fails to cure such default within the applicable cure period. For purposes of this Agreement, the Deposit shall be allocated equally to each Property.

     3.2 Interest. The Initial Deposit shall be deposited in an interest-bearing account on the Acceptance Date and the Extended Financing Deposit and the Extended Closing Deposit shall be deposited in the same account upon receipt. For purposes of this Agreement, "Deposit" shall mean the Initial Deposit, plus the Initial Deposit plus the Extended Financing Deposit, plus the Extended Closing Deposit (as defined below), plus all interest earned thereon.

     3.3 Balance of Purchase Price. The balance of the Total Purchase Price, subject to any adjustments provided for in this Agreement, shall be due and payable in immediately available funds on the Closing Date.

4.   TITLE.
     -----

     4.1 Fee Title Binder. For each of the 4 Properties in which Seller owns a fee interest (the "Fee Properties") Seller has made available to Buyer, a copy of a commitment (a "Fee Title Binder") for an extended coverage owner's policy of title insurance (a "Fee Title Policy") issued through Chicago Title and Trust Company, (the "Title Company"). The Seller shall provide Buyer a Fee Title Binder updated through July 1, 1999 within thirty (30) days of the Acceptance Date. The Fee Title Binder describes each Fee Property and Schedule B-1 of each Fee Title Binder describes each of the exceptions to the title with respect to such Fee Property as of the date of the Fee Title Binder. Upon consummation of the sale of each Fee Property to Buyer, Seller shall cause the Title Company to insure the Buyer with indefeasible, good and marketable fee title, subject only to (i) ordinary and customary easements, zoning restrictions and similar encumbrances, (ii) any real estate or other ad valorem taxes and assessments with respect to the Property, (iii) pre-printed survey exceptions, (iv) security interests related to equipment and fixtures located in the

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Buildings, (v) security interests, liens, mortgages or deeds of trust with respect to the Tenant's interest in their respective Lease, and (vi) the Lease (collectively the "Permitted Exceptions"). The term "Permitted Exceptions" shall not (except as provided in the preceding sentence) include any trust deeds, mortgages, mechanic's liens or the like representing financial obligations secured by the Property.

     4.2 Leasehold Title Binder. For the Property in which Seller holds a Ground Leasehold Interest pursuant to a Ground Lease (collectively the "Ground Lease Property"), Seller has made available to Buyer a copy of a current commitment a ("Leasehold Title Binder") for an extended coverage lessee's policy of title insurance a ("Leasehold Title Policy") issued through the Title Company. The Seller shall provide Buyer a Leasehold Title Binder updated through July 1, 1999 within thirty (30) days of the Acceptance Date. The Leasehold Title Binder describes the Ground Lease Property and Schedule B-1 of the Leasehold Title Binder describes each of the exceptions to Seller's interest in the Ground Lease Property as of the date of the Leasehold Title Binder. Upon consummation of the sale and assignment of the Lessee's Ground Leasehold Interest in the Ground Lease Property to Buyer, Seller shall cause the Title Company to insure the Buyer with good and marketable leasehold interest in the Ground Lease Property, subject only to (i) ordinary and customary easements, zoning restrictions and similar encumbrances on the Land Parcel, (ii) any real estate or other ad valorem taxes and assessments with respect to the Property, (iii) pre-printed survey exceptions, (iv) security interests related to equipment and fixtures located in the Buildings, (v) security interests, liens, mortgages or deeds of trust with respect to the Tenants' interest in their respective Lease,
(vi) the Lease, and (vii) the Ground Lease (collectively, the "Permitted Exceptions"). The term "Permitted Exceptions" shall not (except as provided in the preceding sentence, and any encumbrance on the fee placed by the ground lessor) include any trust deeds, mortgages, mechanics liens or the like applicable to Seller's interest in the Ground Lease Property, representing financial obligations secured by the Property.

     4.3 Defects. Within fifteen (15) days of receipt of the updated Fee Title Binders and Leasehold Title Binder, the Buyer shall provide Seller with written notice of any exception to title which is not a Permitted Exception (a "Defect"). Seller shall have the option within ten (10) days of receipt of written notice of such Defect to cure any such Defect by removing the Defect or causing the Title Company to insure over such Defect. Seller may, at Seller's option, delay the Closing on all of the Properties in order to cure such Defect with respect to each Property affected ("Defective Properties"). If Seller is unable to cure the Defect with respect to any Defective Property within thirty
(30) days of the originally scheduled Closing Date, Buyer at Buyer's option may either waive the Defect not cured or terminate this Agreement with respect to all Properties by written notice to Seller. If this Agreement is terminated with respect to all Properties as provided herein, the Seller shall promptly cause the Deposit to be returned to Buyer and neither party shall have any continuing obligations under this Agreement. Buyer shall be deemed to have waived the Defect unless Buyer shall have given the Seller written notice of (i) such Defect within 15 days following receipt of the respective updated Title Binders, and (ii) termination of the Agreement at least thirty (30) days prior to the Closing Date. Upon waiver of all Defects with respect to a Defective Property, a closing shall be scheduled on the Closing Date. The Total Purchase Price shall not be adjusted due to any Defect in the Property.

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5.   DUE DILIGENCE MATERIALS.

     5.1 Due Diligence Room. Seller has collected certain information and documents relating to the Properties at Provo's offices at 101 West 11th Street, Suite 1110, Kansas City, Missouri (the "Due Diligence Room") and in binders delivered to prospective purchasers ("Due Diligence Binders"). The information included in the Due Diligence Room and/or the Due Diligence Binders includes true and current copies of the following as of the Acceptance Date:

           5.1.1 Appraisals of each Property prepared by Valuation Associates dated after March 1, 1998 (individually an "Appraisal" and collectively the "Appraisals");

           5.1.2 A Phase 1 Environmental Assessment of each Property prepared by Streamline Environmental dated after April 1, 1998 (individually an "Environmental Report" and collectively the "Environmental Reports");

           5.1.3 An as built survey with respect to each Land Parcel which has been dated down to not earlier than June 15, 1998 (individually a "Survey" and collectively the "Surveys");

           5.1.4 Each Lease, as amended, through May 31, 1999, with respect to each Property;

           5.1.5 A rent roll disclosing a detailed rental history for each Property for 1996, 1997, 1998, and 1999 through May 31, 1999;

           5.1.6   Each Ground Lease, as amended, through May 31, 1999;

           5.1.7 Each annual and quarterly report filed with the Securities and Exchange Commission by Seller with respect to the periods 1993 to May 31,1999 (collectively, the "Reports").

6.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     6.1 Representations and Warranties of Seller. Seller hereby represents and warrants as of the Acceptance Date, that to Seller's actual knowledge:

           6.1.1 Except as set forth in Section 6.1.1 of Seller's Disclosure Schedule attached hereto (the "Disclosure Schedule"), there is no pending condemnation or similar proceeding affecting the Properties or any portion thereof, and Seller has not received any written notice and has no knowledge that any such proceeding is contemplated.

           6.1.2 Except as set forth in Section 6.1.2 of the Disclosure Schedule, there are no contracts of employment, management, maintenance, service, or supply outstanding

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     between the Seller and any third party (other than the Tenant) which affect any of the Properties which are not cancelable within thirty (30) days.

          6.1.3 Seller is not prohibited from consummating the transactions contemplated in this Agreement, by any law, regulation, agreement, instrument, restriction, order or judgment.

          6.1.4 Seller is duly organized, validly existing and in good standing under the laws of the State of Wisconsin. Seller has full right, title, authority and capacity to execute and perform this Agreement and to consummate all of the transactions contemplated herein, and the representative of the general partner of the Seller who executes and delivers this Agreement and all documents to be delivered to Buyer hereunder is, and shall be, duly authorized to do so.

          6.1.5 No party has been granted any license, lease, or other right relating to the use or possession of any of the Properties except the respective Tenants as set forth in Exhibit 1.7.

          6.1.6 Except as set forth in Section 6.1.6 of the Disclosure Schedule, there are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws contemplated or filed by Seller or any Tenant or pending against Seller, any Tenant or the Property.

          6.1.7 Other than certain rights of first refusal and purchase options under various Leases, there are no contracts or other obligations outstanding for the sale, exchange or transfer of any Property or any portion thereof.

          6.1.8 Except as set forth in Section 6.1.8 of the Disclosure Schedule, there are no actions, suits, claims, proceedings or causes of action which are pending or have been threatened or asserted against, or are affecting, Seller or any Property or any part thereof in any court or before any arbitrator, board of governmental or administrative agency or other person or entity which might reasonably be considered to have an adverse effect on any Property, any portion thereof, or upon the consummation of the transaction contemplated by this Agreement.

          6.1.9 All of the third parties which have provided the Appraisals, Surveys, Title Commitments and Environmental Reports are professionally competent and have provided such information based upon their own professional investigation as set forth therein.

          6.1.10 Except as set forth in Section 6.1.10 of the Disclosure Schedule, none of the Properties is subject to any material unrepaired damage resulting from fire or other casualty.

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          6.1.11  Except as set forth in Section 6.1.11 of the Disclosure
     Schedule, no Tenant is in material default under their respective Leases, for which default the applicable cure period has run, (i) with respect to payment of rent (whether base rent, percentage rent or additional rent), or
     (ii) with respect to any other material obligation under the Lease.

          6.1.12 Except as set forth in Section 6.1.12 of the Disclosure Schedule, the Seller is not in default of any material obligation under any Lease or Ground Lease.

          6.1.13 Except as set forth in Section 6.1.13 of the Disclosure Schedule, the lessor under the Ground Lease is not in default of any material obligation under the Ground Lease.

     6.2 Representations and Warranties of Buyer. Buyer hereby represents and warrants as of the date hereof and of the Closing Date that:

          6.2.1 Buyer is duly organized, in good standing and qualified to do business in the state of its organization and has the power to enter into, and has taken all necessary actions to authorize the execution and delivery of this Agreement and the documents to be executed and delivered by Buyer pursuant hereto.

          6.2.2 Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will result in any violation or default under the Buyer's organizational documents or any mortgage, agreement, indenture, judgment, decree, order or any other such obligation to which Buyer is a party or which is binding upon Buyer or any of its properties or assets.

          6.2.3 Buyer has had the opportunity to review all information and documents in the Due Diligence Room with respect to each Property, and is relying solely on Buyer's investigation and evaluation of the Properties and due diligence materials in deciding to offer to buy the Properties and in establishing the Individual Property Purchase Prices set forth in
     Section 1.5 of the Schedule 1.

          6.2.4 Except as set forth in Section 6.2.4 of Schedule 1, Buyer has not engaged any broker or finder with respect to the Properties or the transaction contemplated hereby, and is not obligated to pay any commission, finder's fee or other compensation with respect to any of the Properties or the transaction contemplated by this Agreement. Buyer specifically indemnifies and holds Seller harmless from any claim to commissions, finder's fee or other compensation asserted by any party by virtue of any relationship with Buyer (whether or not disclosed on the Schedule 1).

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7.   COVENANTS.

     7.1 Affirmative Covenants of Seller. Unless otherwise expressly contemplated by this Agreement, or consented to in writing by the Buyer, the Seller hereby covenants and agrees to do each of the following between the Acceptance Date and the Closing Date:

          7.1.1 The Seller shall promptly and fully comply with, observe and perform all of the obligations imposed upon the Seller pursuant to the terms and conditions of the Leases and Ground Leases.

          7.1.2 Seller shall enforce and secure the performance of each and every material obligation to be performed by the Tenants under the Leases in keeping with Seller's historic business practices.

          7.1.3 Seller shall promptly notify the Buyer of any material breach or default by any Tenant of any Lease, which default has not been cured within the applicable cure period.

          7.1.4 Seller shall not accept or receive from the Tenant rent under any Lease more than thirty (30) days in advance of the date such rent is due, whether such rent shall be base rent, additional rent or percentage rent, without giving the Buyer credit for such amount pursuant to section 8.6.1.

          7.1.5 Seller shall not materially amend or modify the terms and conditions of any Lease without the express written consent of the Buyer.

          7.1.6 Seller agrees to give Buyer prompt notice of (i) any fire or other casualty materially adversely affecting any Property, or (ii) any actual or threatened taking or condemnation of all or any portion of any of the Properties, of which Seller gains actual knowledge between the Acceptance Date and the Closing Date.

          7.1.7 Not less than thirty (30) days prior to the Closing Date, Seller shall provide (i) a supplement to the Environmental Reports updating the Environmental Reports through not earlier than July 1, 1999, and (ii) a date-down of the Surveys to not earlier than July 1, 1999.

     7.2 Affirmative Covenants of Buyer. In the event the updated Surveys and Environmental Reports disclose any material adverse changes from the Surveys and Environmental Reports currently in the Due Diligence Room, then, within fifteen days of receipt of said updates, Buyer shall give Seller written notice of such differences and any objections thereto. Seller shall have ten (10) days in which to advise Buyer of Seller's intention to cure such objections. If Seller does not agree to cure such objections, then Buyer shall have the right to either (i) terminate this Agreement, in which case the Deposit shall be promptly returned to Buyer and neither party shall have further obligations under this Agreement, or (ii) elect to waive such objections and close

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without adjustment to the Purchase Price. If Buyer does not make a written election within ten (10) days following the Seller's advice on whether Seller will cure, the Buyer shall be deemed to waive such objections.

     7.3 Notification. Any notifications required under this Agreement may be accomplished by (i) mailing such information to Buyer, or (ii) faxing such information to Buyer.

8.   CLOSING.

     8.1 Closing Date. The Closing for the purchase of the Property shall take place at the offices of Shughart Thomson & Kilroy, 120 West 12th Street, Suite 1800, Kansas City, Missouri 64105, not more than thirty (30) days following the date Buyer obtains an enforceable commitment for financing upon reasonable terms and conditions at a time mutually acceptable to the parties, but in no event later than November 15, 1999 (the "Closing Date"). The Buyer may extend the Closing Date an additional fifteen (15) days by (i) giving the Seller written notice of such extension not less than five (5) days prior to the originally scheduled Closing Date, and (ii) depositing an additional One Hundred Thousand Dollars ($100,000) with the Escrow Agent (the "Extended Closing Deposit") contemporaneously with the giving of such notice of extension. Upon written notice to Buyer, Seller may extend the Closing Date up to thirty (30) days. The Closing shall occur following the satisfaction or waiver of each of the conditions set forth in this Section.

          8.1.1 Properties Subject to Closing. Not less than five (5) days prior to the Closing Date, the Buyer and the Seller shall agree in writing which of the Properties shall be subject to and transferred at the Closing. Without such written agreement, it shall be assumed that all Properties shall be subject to Closing. Pursuant to Section 10, the Seller has the right to withdraw First Refusal Properties from the Closing.

     8.2 Seller's Deliverables at Closing. At the Closing, Seller shall deliver to Buyer the following (collectively the "Seller's Deliverables"):

          8.2.1 A Special Warranty Deed, duly executed and acknowledged by Seller, conveying each of the Fee Properties subject to the Closing to Buyer in indefeasible fee simple free and clear of any lien, encumbrance or exception other than the Permitted Exceptions, and non-Permitted Exceptions waived by Buyer.

          8.2.2 A Ground Leasehold Assignment duly executed by Seller with respect to the Ground Lease Property, if subject to the Closing.

          8.2.3 A Leasehold Assignment duly executed by Seller with respect to each of the Properties subject to the Closing.

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          8.2.4  The original executed copy of the Environmental Reports with respect to the Properties subject to Closing.

          8.2.5 The original copies of each Appraisal with respect to each Property subject to the Closing.

          8.2.6 An originally executed Estoppel Certificate in substantially the form of Exhibit 1.2, executed by each Tenant with respect to their respective Property for each of the Properties subject to the Closing, which Estoppel Certificates shall disclose whatever modifications to the form which the Tenant shall deem appropriate. If the Seller is unable to secure an executed Estoppel Certificate from a Tenant after commercially reasonable efforts, then Buyer shall have the right to either (i) terminate this Agreement, in which case the Deposit shall be promptly returned to Buyer and neither party shall have further obligations under this Agreement, or (ii) elect to waive such requirement and close without adjustment to the Purchase Price.

          8.2.7 An as-built survey with respect to each Land Parcel which has been dated down to not earlier than July 1, 1999.

          8.2.8 An executed copy of each Lease, as amended through the date of Closing with respect to each Property subject to the Closing.

          8.2.9 An executed copy of each Ground Lease, as amended through the Closing Date, with respect to the Ground Lease Property, if subject to the Closing.

          8.2.10 A letter from Resource Phoenix stating that the Partnership had received written consents from greater than 50% of the Units of the Partnership outstanding as of April 15, 1998 consenting to the proposed sale of the Properties and liquidation of the Partnership.

          8.2.11 A certified copy of the resolution of the Board of Directors of Provo authorizing Provo to execute and deliver this Agreement and the other agreements referred to herein in the transactions contemplated hereby and thereby as general partner of the Partnership.

          8.2.12 All keys, codes and combinations to each Property subject to the Closing, and possession of each such Property, subject to the Tenant's rights under the respective Leases.

          8.2.13 Signed copies of all of the leases and all other material agreements (if any) between Seller and any third parties, other than Tenants, affecting the Properties subject to the Closing.

          8.2.14 All other documents required to satisfy the conditions set forth in this

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     Agreement not previously provided to Buyer.

          8.2.15 An accounting of all sums received by Seller from Tenants specifically allocable to Taxes (as defined below), which amounts have not been applied to payment of such Taxes.

          8.2.16  Execution with Buyer of a Settlement Statement at the Closing.

          8.2.17 A certificate executed by the Seller to the effect that all of the representations and warranties set forth in Section 6.1 of this Agreement remain true and accurate as of the Closing Date, subject to the updated Disclosure Schedule provided below.

          8.2.18  Disclosure Schedule updated through the Closing Date.

     8.3 Buyer's Deliverable at Closing. At Closing Buyer shall deliver to Seller the following (collectively the "Buyer's Deliverables"):

          8.3.1 The balance of the Total Purchase Price (after deducting the Deposit) applicable to the Properties subject to the Closing in immediately available funds, as adjusted as provided below.

          8.3.2 Such evidence of the authority and capacity of Buyer and its representatives as Seller or the Title Company may reasonably require.

          8.3.3 A Ground Leasehold Assignment duly executed by Buyer with respect to all of the Ground Lease Properties subject to the Closing.

          8.3.4 A Leasehold Assignment duly executed by the Buyer with respect to each of the Properties subject to the Closing.

          8.3.5  Execution with Seller of a Settlement Statement at the Closing.

          8.3.6 All other documents reasonably required by Seller to satisfy the conditions set forth in this Agreement not previously provided to Seller.

     8.4 Escrow Agent's Deliverables at Closing. At Closing, the Escrow Agent shall:

          8.4.1 Deliver to Buyer an irrevocable commitment to issue a Fee Title Policy or Leasehold Title Policy, as the case may be, to Buyer in the amount of the Individual Property Purchase Price with respect to each Property subject to the Closing which title policies shall conform to the requirements of Section 4.

          8.4.2  Deliver to Seller, the Deposit in immediately available funds.

     8.5 Expenses. Buyer shall pay the cost of (i) any due diligence or other fees and expenses incurred by Buyer, including without limitation attorneys fees and any brokerage or finder's fee or commission payable by Buyer with respect to the transaction contemplated by this Agreement, (ii) any mortgage registration taxes, and (iii) all of Buyer's Deliverables. Seller shall pay the cost of (w) any transfer fees, any taxes or stamps, sales taxes, documentary stamps, and any recording fees relating to the sale and transfer of the Properties to Buyer, (x) all of Seller's Deliverables, (y) the Title Policies to be delivered by Title Company, and (z) all fees, costs and expenses incurred by Seller with respect to the Due Diligence Room and Due Diligence Binders, and the transaction contemplated by this Agreement, including without limitation any attorney's fees and any fee or commission payable to an affiliate of Provo with respect to the sale of the Properties.

     8.6 Prorations. Except as specifically set forth herein, there shall be no prorations or credits against the Total Purchase Price at Closing.

          8.6.1 Base Rent. All Base Rent payments under the Leases received by Seller with respect to the month of Closing shall be prorated as of the Closing Date. At Closing, the Buyer shall be entitled to a credit against the Total Purchase Price in the amount of all Base Rent collected by the Seller with respect to a Property subject to the Closing attributable to that portion of the month of Closing following the Closing Date. At Closing, the Buyer shall be entitled to a credit against the Total Purchase Price equal to the amount of any Base Rent paid more than thirty (30) days in advance. The Leasehold Assignment shall convey to Buyer the right to collect any and all rent or other obligations due under the Leases with respect to the Properties subject to the Closing, both past due and prospectively from the Closing Date, without adjustment to the Total Purchase Price except as set forth in Section 8.6.4 below.

          8.6.2 Percentage Rent. For each Property subject to the Closing, Buyer shall be obligated to pay the Seller at Closing an amount equal to eighty percent (80%) of the Percentage Rents paid pursuant to such Lease for the immediately preceding annual calculation period, prorated through the Closing Date. The Percentage Rent paid with respect to the immediately preceding calculation period was (i) $17,259.50 with respect to the Applebee's, Pittsburgh, Pennsylvania Lease, (ii) $97.75 with respect to the Denney's, Englewood, Colorado Lease, and (iii) $0.00 for all other Leases.

          8.6.3 Taxes. There shall be no pro ration for any real estate or personal property taxes or assessments, sales tax, or other ad valorem taxes, (collectively the "Taxes") with respect to the Properties subject to the Closing, and the Buyer shall take all such Properties subject to any and all then outstanding Taxes, due or accrued, whether for the year of Closing or prior years. However, to the extent Seller has received payment from any Tenant prior to the Closing Date, which payment was specifically applicable to the payment of such Taxes, to the extent any such sums have not previously been applied to the payment of such Taxes, the Buyer shall be entitled to a credit against the Total

     Purchase Price in the amount of any such sums actually collected by Seller. At Closing, Seller shall provide an accounting of all such amounts.

          8.6.4 Accounts Receivable. At Closing, the Seller shall provide a detailed and accurate accounting and aging of all accounts receivable due and owing from any Tenant of any of the Properties ("Accounts Receivable") subject to the Closing as of the Closing Date. Buyer agrees to pay to Seller an amount equal to the sum of (i) 75% of all Accounts Receivable which are less than 31 days past due, (ii) 50% of all Accounts Receivable which are more than 30 days past due, but less than 61 days past due, and
     (iii) 25% of all Accounts Receivable which are more than 60 days past due, but less than 91 days past due. An aging of the Accounts Receivable as of May 31, 1999 is set forth in Section 8.6.4 of the Disclosure Schedule.

     8.7 Buyer's Obligation to Close. The Buyer hereby expressly acknowledges and agrees that:

          8.7.1 Buyer is acquiring the Land, Improvements and Leases "AS IS", "WHERE IS" and "WITH ALL FAULTS" as of the Closing Date and without any representation or warranty other than expressly set forth in this Agreement, including without limitation, no warranty of merchantability or fitness for a particular purpose, or compliance by the Properties with governmental laws, ordinances or regulations.

          8.7.2 Buyer is acquiring the Lessee's Ground Leasehold Interest and Lessor's Leasehold Interest, and assuming as of the Closing Date, any and all obligations of Seller under each of the Leases and the Ground Lease, whether past, current or future.

          8.7.3 Buyer is experienced in the business of owning, acquiring and operating real property and is relying solely on its own investigation, analysis and expertise in determining (i) to buy the Properties, and (ii) the respective Individual Property Purchase Prices.

          8.7.4 Buyer shall be obligated to purchase each Property which is not withdrawn from the Closing pursuant to Section 10 even in the event (i) of a material default by any Tenant under the terms of any Lease, which occurs after the Acceptance Date, or (ii) a material default by lessor under the terms of any Ground Lease, which default occurs after the Acceptance Date.

          8.7.5 The Seller intends, following the Closing Date and prior to December 31, 1999, to wind up its business affairs, distribute its assets to its partners, liquidate and dissolve under the laws of the State of Wisconsin.

9.   CASUALTY AND CONDEMNATION.

     9.1 Casualty Property: Condemnation Property. A "Casualty Property" shall mean a Property that, between the Acceptance Date and the Closing Date incurs damage caused by fire or other casualty, and such damage is in excess of $100,000 and such damages have not been repaired and all liens applicable to such repairs have not been waived, released or expired prior to the Closing Date. A "Condemnation Property") shall mean a Property that between the Acceptance Date and the Closing Date becomes subject to a taking or condemnation of all or any portion of such Property, which taking materially affects the Tenant's use of the Property. In the event of a condemnation or casualty with respect to any Property which qualifies such Property as a Condemnation Property or a Casualty Property, the Buyer may elect to either (i) terminate this Agreement, in which case the Deposit shall be promptly returned and neither party shall have any continuing obligations under this Agreement, or (ii) elect to close on the Closing Date, in which event there shall be no adjustment to the Total Purchase Price, but Buyer shall be entitled to receive the applicable condemnation award and all insurance proceeds otherwise payable to Seller with respect to such condemnation or casualty, as the case may be.

10.  RIGHT OF FIRST REFUSAL

     10.1 Tenant's Right of First Refusal. Certain of the Leases grant the Tenant a right of first refusal in the event of the sale of such Property to a third party. Not later than five (5) business days following the Acceptance Date, the Seller shall give the relevant Tenants (which have not previously waived such right of first refusal) written notice of the offer to purchase the First Refusal Property for the respective Individual Property Purchase Price pursuant to the terms and conditions of the Lease, for the purpose of determining whether the Tenant shall exercise its right of first refusal. If, within the period for exercising such right of first refusal as provided in the Lease and prior to the Closing Date, a Tenant has exercised its right of first refusal with respect to a Property, such Property shall be deemed a "First Refusal Property". Seller shall have the right to exclude any First Refusal Property from the Closing, in which event (i) the Total Purchase Price shall be reduced by the Individual Property Purchase Price applicable to such First Refusal Property (ii) the Deposit allocable to such First Refusal Property shall be promptly returned to Buyer, and (iii) neither party shall have further obligations to the other under this Agreement with respect to such First Refusal Property.

11.  TERMINATION, DEFAULT AND REMEDIES.

     11.1 Default by Seller. Seller shall be in default hereunder upon the occurrence of any one or more of the following events:

          11.1.1 Any of Seller's warranties or representations set forth herein are untrue and/or inaccurate in any material respect; or

          11.1.2 Seller shall fail to meet, comply with or perform any material covenant, agreement, or obligation on its part required, within the time limits and in the manner required in this Agreement, which failure is not cured within the applicable Cure Period (as defined below).

     11.2 Default by Buyer. Buyer shall be in default hereunder upon the occurrence of any one or more of the following respects:

            11.2.1 Any of Buyer's warranties or representations set forth herein are untrue and/or inaccurate in any material respect; or

            11.2.2 Buyer shall fail to meet, comply with or perform any material covenant, agreement or obligation on its part required, within the time limits and in the manner required in this Agreement, which failure is not cured within the applicable cure period.

     11.3 Cure Period. In the event of a default by either Buyer or Seller, the defaulting party shall have the following periods in which to cure such default (the "Cure Period"); (i) in the event of a failure to pay money to or for the benefit of the other party when it becomes due and payable pursuant to the terms and conditions of this Agreement, five (5) days; and (ii) in the event of a non-monetary default, the parties shall have thirty (30) days from receipt of written notice of such default, in which to cure such default.

     11.4 Remedies. In the event of a default by the Seller which is not cured within the applicable Cure Period, then upon written demand, the Buyer shall be entitled to (i) prompt return of any Deposit allocable to the Properties which are subject to such default then being held by the Escrow Agent, and (ii) termination of the Agreement with respect to the Properties subject to such default. The parties hereby agree that such return of the Deposit and termination of the Agreement shall be Buyer's sole and exclusive remedy against the Seller. The parties hereto acknowledge and agree that the amount of damages arising from a default by the Buyer would be difficult to calculate with certainty. Thus, in the event of a default by the Buyer which is not cured within the applicable Cure Period, then upon written demand, the Seller shall be entitled to (i) prompt distribution of the Deposit by the Escrow Agent as liquidated damages for such default, and (ii) termination of the Agreement. Such liquidated damages, in addition to the termination of the Agreement as provided below, shall be the Seller's sole remedy.

     11.5 Termination. This Agreement shall terminate, and upon termination, all obligations of either party to the other pursuant to the terms and conditions of this Agreement shall cease and terminate, (other than with respect to the obligations set forth above in Section 11.4), upon the occurrence of either of the following:

            11.5.1 Following a default and failure to cure within the applicable Cure Period, upon written notice of the non-defaulting party to the other party and the Escrow Agent requesting distribution of the Deposit, or

            11.5.2 The occurrence of the Closing Date, plus any applicable Cure Period, without a Closing.

     11.6 Attorney's Fees. If it shall be necessary for either Buyer or Seller to employ an attorney to enforce its rights pursuant to this Agreement because of the default of the other party, the prevailing party shall be reimbursed by the other party for all reasonable attorney's fees.

12   MISCELLANEOUS.
     -------------

     12.1 Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be deemed delivered on the earlier of (i) posting of registered or certified mail and addressed to the addressee at its address set forth below or at such other address as such party may have specified theretofore by notice delivered in accordance with this Section, or (ii) actual receipt by the addressee:

     If to Seller:

     DiVall Income Properties 3 Limited Partnership
     c/o The Provo Group, Inc., General Partner
     101 West 11th Street, Suite 1110
     Kansas City, Missouri 64105
     Attention: Kristin Atkinson
     FAX:  (816) 221-2130

     With a copy to:

     Shughart Thomson & Kilroy, P.C.
     120 W. 12th Street, Suite 1800
     Kansas City, Missouri 64105
     Attention: Jacob W. Bayer, Jr.
     FAX: (816) 374-0509

     If to Buyer:

     Milwaukee Street Partners
     20630 Bartlett Drive
     Brookfield, Wisconsin  53045
     Attention:  Robert Korslin
     FAX: (414) 827-9652

     with a copy to:
     Godfrey, Neshek, Worth, et al.
     11 North Wisconsin Street
     Elkhorn, WI  53121-0260
     Attention:  Lisle W. Blackbourn
     FAX: (414) 723-5091
     to the address set forth in the Buyer's signature block to this Agreement, to the attention of the signatory.

     12.2 Survival of Representations and Warranties. No representations, warranties or covenants of the Seller contained in this Agreement shall survive the Closing.

     12.3 Governing Law; Venue. The laws of the State of Missouri shall govern the validity, enforcement, and interpretation of this Agreement. Any dispute or cause of action under this Agreement shall be resolved in a court of competent subject matter jurisdiction in Jackson County, Missouri.

     12.4 Integration; Modification; Waiver. This Agreement constitutes the complete and final expression of the agreement of the parties relating to the Properties, and supersedes all previous contracts, agreements, and understandings of the parties, either oral or written, relating to the Properties. This Agreement cannot be modified, or any of the terms hereof waived, except by an instrument in writing (referring specifically to this Agreement) executed by the party against whom enforcement of the modification or waiver is sought.

     12.5 Counterpart Execution. This Agreement may be executed in several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.

     12.6 Headings; Construction. The headings which have been used throughout this Agreement have been inserted for convenience of reference only and do not constitute matter to be construed in interpreting this Agreement.

     12.7 Invalid Provisions. If any one or more of the provisions of this Agreement, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications of any such provision shall not be affected thereby.

     12.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of Seller and Buyer, and their respective heirs, personal representatives, successors and assigns. Buyer may not assign its rights under this Agreement without the express written consent of Seller. Seller may assign its rights under this Agreement, without the consent of Buyer. Except as expressly provided herein, nothing in this Agreement is intended to confer on any person, other than the parties hereto and their respective heirs, personal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

     12.9 Further Acts. In addition to the acts recited in this Agreement to be performed by Seller and Buyer, Seller and Buyer agree to perform or cause to be performed at the Closing or after the Closing any and all such further acts as may be reasonably necessary to consummate the transactions contemplated hereby.

     12.10  Time is of the Essence. Time is of the essence under this Agreement.


                              SELLER:

                              DIVALL INCOME PROPERTIES 3
                              LIMITED PARTNERSHIP

                              By: The Provo Group, Inc., General Partner


                              By: /s/ Bruce A. Provo
                                  -------------------------
                                  Bruce A. Provo, President

     The Seller executes the foregoing Agreement and delivers an originally executed copy of the Agreement to the Escrow Agent and a copy to the Buyer on the ____________, 1999 (the "Acceptance Date").

                              BUYER:

                              MILWAUKEE STREET PARTNERS, LLC.

                              By: /s/ Robert J. Korslin
                                  -----------------------------
                              Name: Robert J. Korslin

                              Title: Manager

                              Address: 20630 Bartlett Dr.
                                      --------------------------
                                       Brookfield, WI 53045
                                      --------------------------

                              Type of Entity: Limited Liability Company

                              State of Organization:  WI
                                                    ------------

                               Fax #: (414) 827-9652
                                      --------------------------
                               Date: 7/21/99
                                     ---------------------------

STATE OF MISSOURI        )
                         )SS:
COUNTY OF JACKSON        )


     On this 22nd day of July, 1999, before me, the undersigned, a Notary Public in and for said county and state, personally appeared Bruce A. Provo, the President of The Provo Group, Inc., the General Partner of DiVall Income Properties 3 Limited Partnership, known to me to be the person who executed the within instrument on behalf of said partnership and acknowledged to me that he executed the same for the purposes therein stated.


                                    ------------------------
                                    Notary Public
My commission expires:
12-1-2000
----------------------



STATE OF WISCONSIN     )
                       )SS:
COUNTY OF WAUKESHA     )


     On this 21st day of July, 1999, before me, the undersigned, a Notary Public in and for said county and state, personally appeared Robert J. Korslin the Manager of Milwaukee Street Partners, LLC., a limited liability company, known to me to be the person who executed the within instrument on behalf of said entity and acknowledged to me that he executed the same for the purposes therein stated.

                                          ----------------------
                                          Notary Public
My commission expires:
11-15-2002
-----------------------

                                  Exhibit 1.1
                                  -----------
                         Form of Estoppel Certificate
                         ----------------------------



TENANT ESTOPPEL CERTIFICATE

                                                               ___________, 1999

DiVall Income Properties 3 Limited Partnership
101 West 11th Street, Suite 1110
Kansas City, Missouri 64105

     Re:   Landlord:   DiVall Income Properties 3 Limited Partnership
           Tenant:
           Address:

To Whom It May Concern:

     The Tenant operates ______________________ at the premises located at the above-referenced address (the "Premises"), pursuant to a Lease Agreement dated _________________, (the "Lease"). The Lease has not been amended in any other respects. The Lease contains the complete agreement between the Landlord and the Tenant regarding the Premises, and there is no oral agreement or course of dealing modifying the Lease.

     Tenant has been informed that the Landlord has accepted an offer to purchase the Premises from Milwaukee Street Partners, LLC. (the "Buyer"). Tenant understands that the Buyer will be acting in reliance upon this Tenant Estoppel Certificate (the "Certificate") in acquiring the Premises.

     The Tenant has been requested to and does hereby certify to Buyer and to such others as it may concern, as follows:

     LEASE.
     -----

     1    Tenant has accepted possession of the Premises and is now in full possession of the same. All work to be performed by the Landlord under the Lease has been performed.

     2    The Tenant commenced occupancy of the Premises on _______________and began paying rent on _________________.

     3    The Lease term commenced on _______________, and the term expires
(excluding renewal periods) on _______________. There are __ renewal periods of years each.

     4    The minimum annual rent ("Base Rent") presently payable by the Tenant pursuant to the Lease is $__________ per year.

     5    In addition to the Base Rent, the Tenant is obligated to pay
"Percentage Rent" as provided in the Lease. The Tenant paid Percentage Rent in the amount of $______ in the lease year immediately preceding the current lease year.

     6    The Lease is an Absolutely Net Lease, meaning that, in addition to the
Base Rent and the Percentage Rent (if any), the Tenant is responsible for paying all taxes, utilities and insurance and any and all repairs (except for repairs to the structural components of the Premises) and other costs and expenses with respect to the Premises ("Additional Rent").

     7    The Tenant has not paid, and will not hereafter pay, any Base Rent,
Percentage Rent or Additional Rent (collectively the "Rent") more than one month in advance.

     8    Tenant has previously paid a security deposit in the amount of
$_______pursuant to the terms of the Lease.

     9    There are no concessions, allowances, rebates, refunds or rent free occupancies to which the Tenant is entitled under the Lease.

     10   As of the date hereof, (i) there are no unpaid Rent arrearages due by the Tenant under the Lease, and (ii) no security deposit held in connection with the Lease has been drawn against for rent due or for any other purpose.

     11   As of the date hereof, the Lease is in full force and effect, there are no offsets of Rents, and there are no violations of or defaults under any of the Lease terms on the part of either Landlord or the Tenant.

     12   The Tenant has no knowledge of any circumstances giving rise to any credit or set off against its obligation to pay present or future Rent, and the Tenant has no notice of any prior assignment, hypothecation or pledge of the Rents under this Lease.

     13   Tenant has not received notice from any person of any violation of any federal, state, county or municipal laws, regulations, ordinances, orders relating to the use or condition of the Premises.

     14   No environmentally hazardous materials have been used, stored, or released or disposed of in violation of any applicable federal, state or local statutes, rules or regulations on or about the Premises by the Tenant.

     15   Tenant hereby acknowledges that, in the event Buyer purchases the
Premises and is the assignee of the Lease, following written notice of such sale and assignment from the Landlord, Tenant will treat the Buyer in all respects as the Landlord under the Lease and make all payments of Rent and other performances under the Lease to the Buyer and, after the date of such notice, look exclusively to the Buyer for all of Landlord's obligation under the Lease.

     The foregoing representations are true and accurate as of the date of this Certificate. In the event of any material change of any of such representations within the following six months, Tenant shall notify Landlord in writing specifying with particularity the change. The Landlord and Buyer may rely on the foregoing representations.


                                    TENANT



                                    ----------------------------------

                                    By:
                                       -------------------------------

                                    Date:
                                         -----------------------------

                                  Exhibit 1.2
                                  -----------
                             List of Ground Leases
                             ---------------------

DiVall Income Properties 3 Limited Partnership

Ground Lease Agreement by and between DiVall Income Properties 3 Limited Partnership and Rollco Investment Co. dated 7/1/91 for the premises located at 9069 E. Arapahoe Road, Englewood, Colorado.

                                  Exhibit 1.3
                                  -----------
          Form of Ground Leasehold Assignment and Assumption Agreement
          ------------------------------------------------------------

GROUND LEASEHOLD ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Ground Leasehold Assignment and Assumption Agreement (the "Assignment") is made and entered into as of _________, 1999 by and between DiVall Income Properties 3 Limited Partnership, a Wisconsin limited partnership (the "Assignor") and Milwaukee Street Partners, LLC., a limited liability company (the "Assignee") with respect to that certain Real Estate Purchase Contract between the Assignor and Assignee dated as of ___________, 1999 (the "Purchase Agreement").

     Contemporaneously with the execution and delivery of this Assignment, the Assignor has sold, transferred and conveyed to Assignee certain Land and Improvements pursuant to special warranty deeds pursuant to the Purchase Agreement and all of Assignors right, title and interest in and to the Leases and other rights pursuant to the Leasehold Assignment and Assumption Agreement. In connection with such conveyance to the Assignee, the Assignor does hereby assign, transfer and convey to Assignee, as of the date of this Assignment, all of Assignor's right, title and interest in and to (i) Lessee's Ground Leasehold Interest with respect to the Ground Lease between Assignor and Rollco Investment Co. dated July 1, 1991 for premises located at 9069 E. Arapahoe Road, Englewood, Colorado, a copy of which is attached hereto as Attachment A, and (ii) any and all contracts or agreements with respect to the premises subject to the Ground Leases which are in existence on the date of this Assignment (collectively, the "Intangible Property"). Specifically included within such assignment is any and all right to possession and use of the premises subject to the Ground Leases, and any and all other rights thereunder.

     The Assignee hereby assumes all of Assignor's obligations, past, current and future under each of the above referenced Ground Leases, and other agreements, as of the date of this Assignment, including the obligation to pay rent and any other amounts due under the Ground Leases. Assignee hereby indemnifies and agrees to hold Assignor harmless from and in respect to any actions, claims, damages, losses, costs, expenses and liabilities, including without limitation, interest, penalties, reasonable attorney's fees and expenses of investigation, response or remediation (collectively the "Claims"), in connection with or arising out of or relating to the Ground Leases or Improvements conveyed to Assignee, regardless of whether such Claims are brought by or on behalf of a ground lessor or other third party or arise from acts occurring before or after the date of this Assignment.

     Any capitalized term used above, which is not otherwise defined in this Assignment, shall have the meaning set forth in the Purchase Agreement.

     IN WITNESS WHEREOF the parties have caused this Assignment to be executed as of the date first written above.

                      ASSIGNOR:

                      DIVALL INCOME PROPERTIES 3
                      LIMITED PARTNERSHIP

                      By: THE PROVO GROUP, INC., sole General Partner


                      By:  ___________________________________
                           Bruce A. Provo, President



                      ASSIGNEE:

                      MILWAUKEE STREET PARTNERS, LLC.

                      By: _________________________________

                      Name: _______________________________

                      Title: ________________________________



                      ACKNOWLEDGED:

                      ROLLCO INVESTMENT CO.

                      By: _________________________________

                      Name: _______________________________

                      Title: ________________________________

      ATTACHMENT A TO GROUND LEASEHOLD ASSIGNMENT AND ASSUMPTION AGREEMENT


Copy of Ground Lease
--------------------

                                  Exhibit 1.6
                                  -----------
                     Legal Description of Each Land Parcel
                     -------------------------------------


Property #1

2101 Greentree Rd
Pittsburgh, PA

All that certain lot or parcel of land situate in the Township of Scott, Allegheny County, Pennsylvania, more particularly bounded and described as Lot No. 1 in The Bourse Village Shops Plan of Lots No. 4, recorded on October 30, 1989 in the Allegheny County Recorder's Office at Plan Book Volume 161, pages 106 through 109.

Being designated as Block 100-H, Lot 202 in the Deed Registry Office of Allegheny County, Pennsylvania.

Being the same property that DiVall Real Estate Investment Corporation, a Wisconsin corporation, by its deed recorded on July 10, 1991 and recorded in the Recorder's Office of Allegheny County, Pennsylvania, in Deed Book Volume 8518, page 576, granted and conveyed unto DiVall Income Properties 3 Limited Partnership, a Wisconsin limited partnership.


Property #2

9069 E. Araphahoe Rd.
Englewood, CO

Commencing at the Southeast corner of Tract 57, Clark Colony, County of Arapahoe, State of Colorado;
thence Northerly along the East line of said Tract 57, 80.00 feet to a point on the Northerly line of the Colorado State Highway Division's right of way; thence on an angle to the left of 93 degrees 53 minutes 50 seconds and along said Northerly line 94.62 feet to the point of beginning;
thence continuing along said Northerly line 150.00 feet to a point on the Easterly right of way line of Interstate Highway No. 25;
thence on an angle to the right of 62 degrees 32 minutes 00 seconds and along said Easterly right of way line 184.35 feet;
thence on an angle to the right of 121 degrees 05 minutes 00 seconds, 220.66 feet;
thence on an angle to the right of 90 degrees 16 minutes 50 seconds, 110.00 feet;
thence on an angle to the left of 33 degrees 04 minutes 22 seconds, 45.71 feet to the point of beginning,
County of Arapahoe,
State of Colorado

Property #3

4375 Sinton Road
Colorado Springs, CO

Beginning at the most southerly corner of said Lot 2; thence northeasterly on the Southeasterly line of said Lot 2, a distance of 36.0 feet to the Point of Beginning;
thence angle left 90 degrees Northwesterly, 55.50 feet;
thence angle right 90 degrees Northeasterly parallel with the Southeasterly line of said Lot 2, a distance of 159.0 feet;
thence angle right 71 degrees 12 minutes 17 seconds easterly parallel with the Northerly line of said Lot 2, a distance of 11.04 feet;
thence angle left 90 degrees 00 minutes 00 seconds and run northerly, a distance of 35.35 feet to the aforementioned North line of said Lot 2;
thence Northeasterly on the Northerly line of said Lot 2, a distance of 59.62 feet to the Easterly corner of said Lot 2;
thence Southeasterly on the Southeasterly line of said Lot 2, 215.29 feet to the Point of Beginning.



Property #4

9505 S. 13th Street
Oak Creek, Wisconsin

Lot 1 of Certified Survey Map No. 5502, recorded on January 8, 1991 on Reel 2528, Image 1402, as Document No. 6448221, being a division of Parcels 2 and 3, Certified Survey Map No. 4471 and unplatted lands all located in the NE 1/4 of the NE 1/4 of Section 30, T 5 N, R 22, E, City of Oak Creek, County of Milwaukee, State of Wisconsin.


Property #5

2450 Layton Avenue
St. Francis, Wisconsin

That part of the Southwest 1/4 of the Southeast 1/4 of Section 22, Town 6 North, Range 22 East, in the City of St. Francis, County of Milwaukee, State of Wisconsin, which is bounded and described as follows:

Commencing at the Southwest corner of said 1/4 Section; thence due North along the West line of said 1/4 Section 60.00 feet to a point; thence South 89 degrees 58' 11" East and parallel to the South line of said 1/4 Section 33.00 feet to the point of beginning of the land to be described; thence due North and parallel to the West line of said 1/4 Section 267.48 feet to a point on the Southerly line of South Whitnall Avenue; thence South 69 degrees 15' 00" East along a line which is Southwesterly of and parallel to the original center line of South Whitnall Avenue 756.03 feet to a point in the North line of East Layton Avenue, said point being 60.00 feet North of, as measured at right angles to the South line of said 1/4 Section; thence North 89 degrees 58' 11" West along the North line of East Layton Avenue 706.99 feet to the point of beginning. Excepting therefrom the North 7.00 feet, the West 27.00 feet and that part thereof described in Special Warranty Deed recorded as Document No. 7076180.

                                  Exhibit 1.7

                                 List of Leases


DiVall Income Properties 3 Limited Partnership

Property 1

Lease Agreement by and between DiVall Insured Income Properties 3 Limited Partnership and B.T. Woodlipp, Inc. dated 10/18/89 for the premises located at 2010 Greentree Road, Pittsburgh, Pennsylvania.

Property 2

Lease Agreement by and between DiVall Insured Income Properties 3 Limited Partnership and DenAmerica Corporation dated 6/24/91 for the premises located at 9069 E. Arapahoe Road, Englewood, Colorado.

Property 3

Lease Agreement by and between DiVall Insured Income Properties 3 Limited Partnership and DenAmerica Corporation dated 4/1/92 for the premises located at 4375 Sinton Road, Colorado Springs, Colorado.

Property 4

Lease Agreement by and between DiVall Insured Income Properties 3 Limited Partnership and Hardee's Food Systems, Inc. dated 11/8/96 for the premises located at 9505 S. 13th Street, Oak Creek, Wisconsin.

Property 5

Lease Agreement by and between DiVall Insured Income Properties 3 Limited Partnership and Hardee's Food Systems, Inc. dated 11/8/96 for the premises located at 2450 Layton Avenue, St. Francis, Wisconsin.

                                  Exhibit 1.8

             Form of Leasehold Assignment and Assumption Agreement


                 LEASEHOLD ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Assignment and Assumption Agreement (the "Assignment") is made and entered into as of _________, 1999 by and between DiVall Income Properties 3 Limited Partnership, a Wisconsin limited partnership (the "Assignor") and Milwaukee Street Partners, LLC., a limited liability company (the "Assignee") with respect to that certain Real Estate Purchase Contract between the Assignor and Assignee dated as of ___________, 1999 (the "Purchase Agreement").

     Contemporaneously with the execution and delivery of this Assignment, the Assignor has sold, transferred and conveyed to Assignee all of the Land and Improvements pursuant to special warranty deeds (collectively the "Real Property") related to the locations listed in Attachment A hereto. In connection with such conveyance to the Assignee, the Assignor does hereby assign, transfer and convey to Assignee, as of the date of this Assignment, all of Assignor's right, title and interest in and to (i) Lessor's Leasehold Interest with respect to each of the Leases listed in Attachment A, (ii) any and all obligations of the Tenants to the Assignor, and (iii) any and all contracts or agreements with respect to the Real Property which are in existence on the date of this Assignment (collectively, the "Intangible Property"). Specifically included within such assignment is any and all right to collect rent, and all other amounts due and owing from the Tenants under such Leases, whether such amount is past due, currently due and owing, or due and owing in the future.

     The Assignee hereby assumes all of Assignor's obligations, past, current and future under each of the above referenced Leases and other agreements, as of the date of this Assignment. Assignee hereby indemnifies and agrees to hold Assignor harmless from and in respect to any actions, claims, damages, losses, costs, expenses and liabilities, including without limitation, interest, penalties, reasonable attorney's fees and expenses of investigation, response or remediation (collectively the "Claims"), in connection with or arising out of or relating to the Leases, Land or Improvements conveyed to Assignee, regardless of whether such Claims are brought by or on behalf of a Tenant or other third party or arise from acts occurring before or after the date of this Assignment.

     Any capitalized term used above, which is not otherwise defined in this Assignment, shall have the meaning set forth in the Purchase Agreement.

     IN WITNESS WHEREOF the parties have caused this Assignment to be executed as of the date first written above.

                              ASSIGNOR:

                              DIVALL INCOME PROPERTIES 3
                              LIMITED PARTNERSHIP

                              By THE PROVO GROUP, INC., sole General Partner


                              By:
                                 ---------------------------
                                 Bruce A. Provo, President



                              ASSIGNEE:

                              MILWAUKEE STREET PARTNERS, LLC.

                              By:
                                 ----------------------------

                              Name:
                                   --------------------------

                              Title:
                                     ------------------------

ATTACHMENT A TO LEASEHOLD ASSIGNMENT AND ASSUMPTION AGREEMENT


List of Locations


List of Leases

                        SELLER'S DISCLOSURE STATEMENT*
                        -----------------------------

To the actual knowledge of Seller:

          6.1.1 Following is a list of all pending condemnation or similar proceedings affecting the Properties or any portion thereof or any written notice or knowledge of Seller that such proceeding is contemplated with respect to any Property:

          .      None


          6.1.2 Following is a list of all material contracts of employment, management, maintenance, service or supply outstanding between the Seller and any third party (other than the Tenant) which affects any of the Properties which are not cancelable within thirty (30) days:

          .      None


          6.1.6 Following are listed the attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or pursuant to any debtor relief laws contemplated or filed by Seller or any Tenant or which are pending against Seller or any Tenant or any Property:

          .      None


          6.1.8 Listed below are all of the actions, suits, claims, proceedings or causes of action which are pending or have been threatened or asserted against or are affecting, Seller or any Property or any part thereof in any court or before any arbitrator, board of governmental or administrative agency or any other person or entity, which might reasonably be considered to have an adverse effect on the Property, any portion thereof, or upon the consummation of the transaction contemplated by this Agreement:

          .      None


          6.1.10 Below are listed each of the Properties which is subject to any material unrepaired damage resulting from fire or other casualty:

          .      None

          6.1.11 Following is a list of the material defaults by Tenants under their respective Leases, where the applicable Cure Period for such default has run (i) with respect to payment of rent (whether base rent, percentage rent or additional rent), and (ii) with respect to any other obligation under a Lease:

          .       None


          6.1.12 Following is a list of each default by Seller of any material obligation under any Lease or Ground Lease:

          .       None


          6.1.13 Following is a list of each default of any material obligation of lessor under any Ground Lease:

          .       None


          8.6.4 Following is a complete and accurate accounting and aging of all Accounts Receivable as of May 31, 1999.

          .       See Attached Schedule.



*All of the information contained in this Disclosure Schedule is as of May 31, 1999.

                                  SCHEDULE 1
                                  ----------
                               Buyer's Schedule
                               ----------------
Section 1.5


                                                    Ground         Individual
Property                                             Lease           Property
 No.        Property Location          Concept       (Y/N)     Purchase Price
-----------------------------------------------------------------------------
1       B. T. Woodlipp, Inc.          Applebee's      N       $1,200,000.00
        2101 Greentree Road
        Pittsburgh, PA

2       DenAmerica Corporation        Denny's         Y       $  240,000.00
        9069 E. Arapahoe Road
        Englewood, CO

3       DenAmerica Corporation        Denny's         N       $  675,000.00
        4375 Sinton Road
        Colorado Springs, CO

4       Hardee's Food Systems, Inc.   Hardee's        N       $  705,000.00
        9505 S. 13th Street
        Oak Creek, WI

5       Hardee's Food Systems, Inc.   Hardee's        N       $  730,000.00
        2450 Layton Avenue
        St. Francis, WI

                                     TOTAL PURCHASE           $3,550,000.00
                                     PRICE:                   -------------


Section 6.2.4

     Except as set forth below, Buyer has not engaged any broker or finder with respect to the Properties or the transaction contemplated by this Agreement, and is not obligated to pay any other person a commission, finder's fee or other compensation with respect to the Properties or the transaction contemplated by the Agreement: